As Filed with the Securities and Exchange Commission on September 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alibaba Group Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

26/F Tower One, Times Square

1 Matheson Street

Causeway Bay

Hong Kong

+852-2215-5100

(Address of registrant’s principal executive offices)

2014 Post-IPO Equity Incentive Plan

(Full title of the Plan)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, New York 10036

(800) 927-9801

(Name address and telephone number of agent for service)

Copies to:

Timothy A. Steinert, Esq.

Alibaba Group Holding Limited

26/F Tower One, Times Square

1 Matheson Street, Causeway Bay

Hong Kong

+852-2215-5100

Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central Hong Kong +852-2514-7600	Kevin P. Kennedy, Esq. Simpson Thacher & Bartlett LLP 2475 Hanover Street Palo Alto, California 94304 U.S.A. 650-251-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, par value US$0.000003125 per share(2)
- 2014 Post-IPO Equity Incentive Plan	200,000,000 shares(3)	US$	35.77	(4)	US$	7,154,375,000	US$	928,638
TOTAL	200,000,000 shares				US$	7,154,375,000	US$	928,638

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (the “Registration Statement”) includes an indeterminate number of additional ordinary shares, par value US$0.000003125 per share (the “Ordinary Shares”) of Alibaba Group Holding Limited (the “Company” or “Registrant”), which may be offered and issued under the Registrant’s 2014 Post-IPO Equity Incentive Plan (the “2014 Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)         These Ordinary Shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents eight Ordinary Shares. ADSs issuable upon deposit of the securities registered hereby have been registered under separate registration statements on Form F-6 (Registration No. 333-198401 and Registration No. 333-231579).

(3)         Represents additional Ordinary Shares reserved for issuance under the 2014 Plan pursuant to the 2014 Plan’s evergreen provision.

(4)         Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on August 27, 2020 divided by eight, the then Ordinary Share-to-ADS ratio.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000,000 ordinary shares, par value US$0.000003125 per share, of the Registrant, that are issuable under the Registrant’s 2014 Post-IPO Equity Incentive Plan. These 200,000,000 ordinary shares are additional securities of the same class as other securities for which original registration statements (File No. 333-199133, File No. 333-214595, File No. 333-219292, File No. 333-226521 and File No. 333-233794) on Form S-8 were respectively filed with the Securities and Exchange Commission (the “Commission”) on October 3, 2014, November 14, 2016, July 14, 2017, August 2, 2018 and September 16, 2019. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.                    The Registrant’s annual report on Form 20-F filed with the Commission on July 9, 2020, which includes audited financial statements for the year ended March 31, 2020; and

b.                    The description of the Registrant’s Ordinary Shares contained in its Registration Statement on Form 8-A (Registration No. 001-36614) filed with the Commission on September 8, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Ordinary Shares set forth in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-195736), as amended, originally filed with the Commission on May 6, 2014, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on September 3, 2020.

Alibaba Group Holding Limited

By:	/s/ Timothy A. Steinert
Name:	Timothy A. Steinert
Title:	Company Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Daniel Yong Zhang, Joseph C. Tsai, Maggie Wei Wu and Timothy A. Steinert, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on September 3, 2020.

Signature	Capacity

/s/ Daniel Yong ZHANG	Chairman and Chief Executive Officer (Principal Executive Officer)
Daniel Yong ZHANG

/s/ Jack Yun MA	Director
Jack Yun MA

/s/ Joseph C. TSAI	Executive Vice Chairman
Joseph C. TSAI

/s/ J. Michael EVANS	Director and President
J. Michael EVANS

/s/ Eric Xiandong JING	Director
Eric Xiandong JING

/s/ Chee Hwa TUNG	Independent Director
Chee Hwa TUNG

/s/ Walter Teh Ming KWAUK	Independent Director
Walter Teh Ming KWAUK

/s/ Jerry YANG	Independent Director
Jerry YANG

/s/ E. Börje EKHOLM	Independent Director
E. Börje EKHOLM

/s/ Wan Ling MARTELLO	Independent Director
Wan Ling MARTELLO

/s/ Maggie Wei WU	Chief Financial Officer
Maggie Wei WU	(Principal Financial and Accounting Officer)

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Alibaba Group Holding Limited has signed this registration statement or amendment thereto in the city of Newark, State of Delaware, on September 3, 2020.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Amended and Restated Memorandum and Articles of Association of the Registrant as currently in effect (incorporated by reference to Exhibit 1.1 of annual report on Form 20-F (Registration No. 001-36614) filed with the Securities and Exchange Commission on July 9, 2020)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP

10.1

Amended and Restated 2014 Post-IPO Equity Incentive Plan (incorporated by reference to Exhibit 4.9 of annual report on Form 20-F (Registration No. 001-36614) filed with the Securities and Exchange Commission on July 9, 2020)

23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers — Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

*Filed herewith.